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                                                                   EXHIBIT 10.10

                                   THIRD AMENDMENT

                          TO THE CHAMPION ENTERPRISES, INC.

                        1995 STOCK OPTION AND INCENTIVE PLAN

         In accordance with Board resolutions adopted by the Board of Directors of Champion Enterprises, Inc. (the "Corporation"), the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan is hereby amended effective July 1, 1998 as set forth below:

I . Sub-section 1.3(q) "Participant" is amended and restated to read as follows:

         (q) "Participant" means an Employee designated by the Committee to participate in the Plan. Provided, however, that for purposes of Restricted Stock that is granted by the Committee on behalf of an Employee's services to the Corporation and pursuant to the terms of the Corporation's Corporate Officer Stock Purchase Plan (the "Corporate Officer Stock Purchase Plan"), once the Restricted Stock Agreement on behalf of such Employee has been executed by the Trustee of the Trust under the Champion Enterprises, Inc. Management Stock Purchase Plan and Corporate Officer Stock Purchase Plan (the "Rabbi Trust"), "Participant" shall mean the Rabbi Trust for purposes of the Plan.

         2. Section 1.5 "Participants" is amended by the addition of the following sentence at the end of the Section:

         Restricted Stock granted by the Committee on behalf of an Employee's services to the Corporation and pursuant to the terms of the Corporation's Officer Stock Purchase Plan, may be issued in the name of the Trustee of the Rabbi Trust, in which case "Participant" shall mean the Rabbi Trust during the Restriction Period.

         Section 4.1 "Grant of Restricted Stock" is amended and restated in its entirety to read as follows:

         4.1 Grant of Restricted Stock. Subject to the terms of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan on behalf of services rendered by such Employees and in such amounts as it shall determine. Upon the approval of the Committee, Employees participating in the Corporate Officer Stock Purchase Plan may defer compensation under the terms of such plan that will be issued in the form of Restricted Stock under this Plan.

         4. Section 4.3 "Transferability" is amended by the addition of the following sentence at the end of the Section:

        Restricted Stock granted at the Committee's discretion in connection with Employee deferrals under the Corporate Officer Stock Purchase Plan shall be issued in the name of the Trustee of the Rabbi Trust, which shall not be deemed to constitute a "transfer" for purposes of this Section.

         5. The first sentence in Section 7.2 "Restricted Stock" is replaced by a new first sentence to read as follows:

         If Restricted Stock has been granted on behalf of an Employee and the Employee terminates employment prior to the end of the Restriction Period for any reason other than a Change in Control, the Restricted Stock issued on behalf of such Employee automatically shall expire and be forfeited and, subject to
Section 1.6, shall be available for new grants under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate.

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         6. The following sentence is added to the end of Section 9.4
"Non-Assignability" to read as follows:

         Restricted Stock granted by the Committee on behalf of an Employee's services to the Corporation and pursuant to the terms of the Corporate Officer Stock Purchase Plan shall be issued in the name of the Trustee of the Rabbi Trust, which shall not be deemed to constitute a "transfer" for purposes of this Section.

         7. Section 9.6 "Withholding Taxes" is amended and restated in its entirety to read as follows:

         9.6 Withholding Taxes.

                  (a) The Corporation shall have the right to withhold from an Employee's compensation or require an Employee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or Annual Incentive Award. An Employee may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

                  (b) Except as permitted under Rule 16b-3 of the Exchange Act, an Employee subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if notice of election to exercise is given to the Committee within the 10-day "window periods" set forth in Rule 16b-3, or such election is made at least six months prior to the date on which the exercise of the Option or Stock Appreciation Right, or the receipt of the Restricted Stock grant, Performance Share Award or Annual Incentive Award becomes taxable. Any election by an Employee to utilize Common Stock for withholding purposes is subject to the discretion of the Committee.

         THIS THIRD AMENDMENT to the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan is executed on the 27th day of 0ctober, 1998.

                           CHAMPION ENTERPRISES, INC.


                           By:
                              Walter R. Young, Jr.
                              Chairman of the Board of Directors,
                              President and Chief Executive Officer